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                                                                     EXHIBIT 11
                                MONTEREY PASTA COMPANY
                          COMPUTATION OF NET LOSS PER SHARE




                                                            1994                 1995                1996
                                                            ----                 ----                ----
PRIMARY NET LOSS PER SHARE

COMPUTATION FOR STATEMENT OF OPERATIONS
Loss from continuing operations before
  dividends on preferred stock                             (1,260,540)           (764,181)          (8,453,030)
 Deduct dividends on preferred shares                               -                   -           (1,108,333)
                                                    -------------------    -----------------    ----------------
 Loss attributable to common shareholders
  before discontinued operations                           (1,260,540)           (764,181)         (9,561,363)
 Recovery (loss) from discontinued operations              (1,771,674)        (21,279,328)            219,998
                                                    -------------------    -----------------    ----------------
 Loss attributable to common stock                         (3,032,214)        (22,043,509)         (9,341,365)
                                                    -------------------    -----------------    ----------------
                                                    -------------------    -----------------    ----------------
 Weighted average number of common
  shares outstanding                                        5,303,811           6,440,198           8,276,608
                                                    -------------------    -----------------    ----------------
                                                    -------------------    -----------------    ----------------

 Primary net loss per share:
  Continuing operations                                         (0.24)              (0.12)              (1.16)
  Discontinued operations                                       (0.33)              (3.30)               0.03
                                                    -------------------    -----------------    ----------------
  Net loss                                                      (0.57)              (3.42)              (1.13)
                                                    -------------------    -----------------    ----------------
                                                    -------------------    -----------------    ----------------

ADDITIONAL PRIMARY COMPUTATION - SUBMITTED IN ACCORDANCE WITH REGULATION S-K ITEM 601(b)(11)
 ALTHOUGH IT IS CONTRARY TO PARAGRAPH 40 OF APB OPINION NO. 15 BECAUSE IT PRODUCES AN ANTI-DILUTIVE RESULT,
 OR NOT REQUIRED BY FOOTNOTE 2 TO PARAGRAPH 14 OF APB OPINION NO. 15 BECAUSE IT RESULTS IN DILUTION OF
 LESS THAN 3%

 Loss attributable to common shareholders
  before discontinued operations as calculated             (1,260,540)           (764,181)         (9,561,363)
 Recovery (loss) from discontinued operations              (1,771,674)        (21,279,328)            219,998
                                                    -------------------    -----------------    ----------------
 Loss attributable to common stock                         (3,032,214)        (22,043,509)         (9,341,365)
                                                    -------------------    -----------------    ----------------
                                                    -------------------    -----------------    ----------------


 Weighted average number of common
  shares outstanding                                        5,303,811           6,440,198           8,276,608
 Assuming exercise of options reduced by
  the number of shares which could have
  been purchased with the exercise proceeds                   198,454             (10,605)           (178,928)
                                                    -------------------    -----------------    ----------------
 Weighted average number of common
  shares outstanding as adjusted                            5,502,265           6,429,593           8,097,680
                                                    -------------------    -----------------    ----------------
                                                    -------------------    -----------------    ----------------

 Primary net loss per share:
   Continuing operations                                        (0.23)              (0.12)              (1.18)
   Discontinued operations                                      (0.32)              (3.31)               0.03
                                                    -------------------    -----------------   -----------------
   Net loss                                                     (0.55)              (3.43)              (1.15)
                                                    -------------------    -----------------    ----------------
                                                    -------------------    -----------------    ----------------


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

FULLY DILUTED NET LOSS PER SHARE

COMPUTATION FOR STATEMENT OF OPERATIONS - SUBMITTED IN ACCORDANCE WITH REGULATION S-K ITEM 601(b)(11)
 ALTHOUGH IT IS CONTRARY TO PARAGRAPH 40 OF APB OPINION NO. 15 BECAUSE IT PRODUCES AN ANTI-DILUTIVE RESULT,
 OR NOT REQUIRED BY FOOTNOTE 2 TO PARAGRAPH 14 OF APB OPINION NO. 15 BECAUSE IT RESULTS IN DILUTION OF
 LESS THAN 3%

 Loss from continuing operations before
  dividends on preferred stock                             (1,260,540)           (764,181)         (8,453,030)
 Add back interest on convertible debt **                                                             208,962
 Deduct dividends on preferred shares *                           -                   -            (1,108,333)
                                                    -------------------    -----------------    ----------------
 Loss attributable to common shareholders
  before discontinued operations                           (1,260,540)           (764,181)         (9,352,401)
 Recovery (loss) from discontinued operations              (1,771,674)        (21,279,328)            219,998
                                                    -------------------    -----------------    ----------------
 Loss attributable to common stock                         (3,032,214)        (22,043,509)         (9,132,403)
                                                    -------------------    -----------------    ----------------
                                                    -------------------    -----------------    ----------------

 Weighted average number of common
  shares outstanding                                        5,303,811           6,440,198           8,276,608
 Assuming conversion of convertible debt **                                                           124,029
 Assuming exercise of options reduced by
  the number of shares which could have
  purchased with the exercise proceeds              N/A - anti-dilutive           (10,605)           (178,928)
                                                    -------------------    -----------------    ----------------
 Weighted average number of common
  shares outstanding as adjusted                            5,303,811           6,429,593           8,221,709
                                                    -------------------    -----------------    ----------------
                                                    -------------------    -----------------    ----------------

 Diluted net loss per share:
  Continuing operations                                         (0.24)              (0.12)              (1.14)
  Discontinued operations                                       (0.33)              (3.31)               0.03
                                                    -------------------    -----------------    ----------------
  Net loss                                                      (0.57)              (3.43)              (1.11)
                                                    -------------------    -----------------    ----------------
                                                    -------------------    -----------------    ----------------

ADDITIONAL FULLY DILUTED COMPUTATION - SUBMITTED IN ACCORDANCE WITH REGULATION S-K ITEM 601(b)(11)
 ALTHOUGH IT IS CONTRARY TO PARAGRAPH 40 OF APB OPINION NO. 15 BECAUSE IT PRODUCES AN ANTI-DILUTIVE RESULT

 Loss from continuing operations before
  dividends on preferred stock                             (1,260,540)           (764,181)         (8,453,030)
 Add back interest on converted debt                                               50,630             208,962
                                                    -------------------    -----------------    ----------------
                                                           (1,260,540)           (713,551)         (8,244,068)
 Recovery (loss) from discontinued operations              (1,771,674)        (21,279,328)            219,998
                                                    -------------------    -----------------    ----------------
 Loss attributable to common stock                         (3,032,214)        (21,992,879)         (8,024,070)
                                                    -------------------    -----------------    ----------------
                                                    -------------------    -----------------    ----------------

 Weighted average number of common
  shares outstanding                                        5,303,811           6,440,198           8,276,608
 Assuming conversion of convertible debt                                          156,998             124,029
 Assuming conversion of preferred stock                                                               984,820
 Assuming exercise of options reduced by the number of
  shares which purchased with the exercise proceeds           198,454             (10,605)           (178,928)
                                                    -------------------    -----------------    ----------------
 Weighted average number of common
  shares outstanding as adjusted                            5,502,265           6,586,591           9,206,529
                                                    -------------------    -----------------    ----------------
                                                    -------------------    -----------------    ----------------

 Diluted net loss per share:
  Continuing operations                                         (0.23)              (0.11)              (0.90)
  Discontinued operations                                       (0.32)              (3.23)               0.02
                                                    -------------------    -----------------    ----------------
  Net loss                                                      (0.55)              (3.34)              (0.88)
                                                    -------------------    -----------------    ----------------
                                                    -------------------    -----------------    ----------------

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*  See Note 14 to the financial statements
** Convertible debt considered although anti-dilutive, since actually converted during the period